Exhibit 99.2

Enterprise Products Partners L.P. Sells

Additional Common Units

Houston, Texas (Tuesday, February 5, 2013) – Enterprise Products Partners L.P. (NYSE:EPD) today announced that the underwriters of its common unit offering, which priced this morning, have exercised their full over-allotment option to purchase 1,200,000 additional common units. These units represent limited partner interests in Enterprise and were priced to the public at $54.56 per common unit.

Net proceeds from the sale of the additional 1,200,000 common units will approximate $63.5 million after deducting underwriting discounts, commissions and offering expenses. The total net proceeds from the offering, including the exercise of the over-allotment option, will approximate $487 million. Enterprise intends to use the net proceeds for general partnership purposes, which may include repayment of debt, including the repayment of amounts outstanding under its multi-year revolving credit facility or commercial paper program, working capital, capital expenditures and acquisitions.

Barclays, BofA Merrill Lynch, Citigroup, J.P. Morgan, Morgan Stanley, UBS Investment Bank and Wells Fargo Securities are joint book-running managers for the offering. An investor may obtain a free copy of the prospectus as supplemented by visiting EDGAR on the SEC website at www.sec.gov. A copy of the preliminary prospectus supplement and related base prospectus may also be obtained from the underwriters as follows:

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Toll-free number: (888) 603-5847

Barclaysprospectus@broadridge.com

BofA Merrill Lynch

Attn: Prospectus Department

222 Broadway

New York, NY 10038

Email: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Toll-free number: (800) 831-9146

batprospectusdept@citi.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Toll-free number: (866) 803-9204

Morgan Stanley

Attn: Prospectus Dept.

180 Varick Street, 2nd floor

New York, NY 10014

Toll-free number: (866) 718-1649

prospectus@morganstanley.com

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, NY 10171

Toll-Free number: (888) 827-7275

Wells Fargo Securities

Attention: Equity Syndicate Dept.

375 Park Ave.

New York, NY 10152

Toll-free number: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

Enterprise Products Partners L.P. is one of the largest publicly traded partnerships and a leading North American provider of midstream energy services to producers and consumers of natural gas, NGLs, crude oil, refined products and petrochemicals. Our services include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and import and export terminals; crude oil and refined products transportation, storage and terminals; offshore production platforms; petrochemical transportation and services; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico. The partnership’s assets include approximately 50,000 miles of onshore and offshore pipelines; 200 million barrels of storage capacity for NGLs, crude oil, refined products and petrochemicals; and 14 billion cubic feet of natural gas storage capacity.

Contacts: Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745

Rick Rainey, Media Relations (713) 381-3635

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